SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
NNN Apartment REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	20-3975609 (I.R.S. Employer Identification No.)
1551 N. Tustin Avenue, Suite 200
Santa Ana, CA 92705
(Address and Zip Code of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒
Securities Act registration statement file number to which this form relates: 333-130945
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	None
     Securities registered pursuant to Section 12(g) of the Act:
Common Stock, $0.01 par value per share
(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
ITEM 2. EXHIBITS
SIGNATURES

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
     The description of the Common Stock, $0.01 par value per share, of NNN Apartment REIT, Inc. (the “Company”) registered hereby is incorporated herein by reference to “Description of Capital Stock” in the Company’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission (the “Commission”) on January 10, 2006 (File No. 333-130945), as amended through the date hereof.
ITEM 2. EXHIBITS
     1. Articles of Amendment and Restatement of NNN Apartment REIT, Inc. dated July 18, 2006 (included as Exhibit 3.1 to our Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference).
     2. Amended and Restated Bylaws of NNN Apartment REIT, Inc. dated July 19, 2006 (included as Exhibit 3.2 to our Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference).

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NNN APARTMENT REIT, INC. (Registrant)
Date: April 30, 2007	By:	/s/ Stanley J. Olander, Jr.
		Name:	Stanley J. Olander, Jr.
		Title:	Chief Executive Officer, President and Chairman of the Board